                                                                     EXHIBIT 4.2


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                             STOCK PURCHASE WARRANT
                                _______________

                             PATTERSON ENERGY, INC.

================================================================================


              This Warrant was originally issued on June 12, 1997, to Wes-Tex Drilling Company, a Texas corporation, pursuant to an Asset Purchase Agreement, as amended, with Patterson Energy, Inc. and Patterson Drilling Company, dated the same date, and such issuance was not registered under the Securities Act of 1933, as amended (the "Act") or the securities or "blue sky" laws of any state. This Warrant is a "restricted security" as that term is defined in Rule 144 adopted by the Securities and Exchange Commission under the Act and is, therefore transferrable only if the transfer is exempt from the registration requirements of the Act, which exemption must be established to the satisfaction of Patterson Energy, Inc.

Date of Issuance:  June 12, 1997                   Certificate No. W-WES-TEX-001

              FOR VALUE RECEIVED, Patterson Energy, Inc. a Delaware corporation (the "Company"), hereby grants to Wes-Tex Drilling Company, a Texas corporation (the "Registered Holder"), the right to purchase from the Company 200,000 shares of the Company's Common Stock at a price per share of $32.00 (the "Initial Exercise Price"). Certain capitalized terms used herein are defined in Section 3 hereof. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

              This Warrant is subject to the following provisions:

              Section 1.  Exercise of Warrant.

              1A. Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including 5:00 p.m. (Snyder, Texas time) on June 11, 2000 (the "Exercise Period").

              1B.    Exercise Procedure.

              (a) This Warrant will be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                     (i) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Registered Holder exercising all or part of the purchase rights represented by this Warrant;

                     (ii)   this Warrant; and

                     (iii) a check payable to the Company in an amount equal to the product of the Exercise Price (as such term is defined in Section 2) multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price").

              (b) As soon as practicable following the Exercise Time, certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Registered Holder. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, as soon as practicable following the Exercise Time, deliver such new Warrant to the Registered Holder.

              (c) The Common Stock issuable upon exercise of this Warrant will be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

              (d) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Registered Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock, but the Company shall not be obligated to pay any transfer taxes with respect to this Warrant or the shares of Common Stock unless reimbursed thereafter by the transferee or transferor.

              (e) The Company will not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

              (f) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable shares of Common Stock of the Company.

              1C.    Exercise Agreement.  Upon any exercise of this Warrant,
the Exercise Agreement will be substantially in the form set forth in Annex I hereto. Such Exercise Agreement will be dated the actual date of execution thereof.

              1D.    No Fractional Shares.  No fractional shares of Common
Stock or scripts for fractional shares shall be issued upon the exercise of this Warrant. If Holder of this Warrant would be entitled on the exercise of any rights evidenced hereby, to receive a fractional interest in a share, the Company shall pay a cash adjustment in respect of any fractional share that would otherwise be issuable in an amount equal to the same fraction of the current market value of a share of Common Stock, which current market value shall be the last reported sale price immediately preceding the date of the exercise.

              Section 2. Adjustment of Exercise and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the "Exercise Price"), and the number of shares of Common Stock obtainable upon exercise of the Warrant shall be subject to adjustment from time to time as provided in this Section 2.

              2A.    (1)  In case the Company shall at any time or from time to time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares purchasable under this Warrant shall be proportionately increased; and conversely, in case the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares purchased hereunder shall be proportionately reduced.

              (2) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock without consideration or for a consideration per share less than $32.00 or issue any shares of Common Stock as a stock dividend to holders of Common Stock (any such sale or issuance being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price for this Warrant in effect immediately prior to such Change of Shares shall be reduced to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Exercise Price in effect immediately prior to such Change of Shares, and (b) the consideration, if any, received by the Company upon such sale or issuance by (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such





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
computation.  Upon each adjustment of the Exercise Price pursuant to this
Section 2A(2), the number of shares of Common Stock purchasable upon exercise of this Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such Change of Shares by the Exercise Price in effect prior to such Change of Shares and dividing the product so obtained by the applicable adjusted Exercise Price.

              For the purposes of any adjustment to be made in accordance with this Section 2A(1) or (2), the following provisions shall be applicable:

              (a) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price, if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

              (b) in case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the market price thereof (determined as provided below in this Section 2A) as of the date of receipt, but in each such case without deduction therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In computing the market price of a note or other obligation that is not listed or admitted to trading on any securities exchange or quoted in the National Association of Securities Dealers' Automated Quotation System or reported by the National Quotation Bureau, Inc. or a similar reporting organization, the total consideration to be received by the Company thereunder (including interest) shall be discounted to present value at the prime rate of interest of NationsBank of Texas, N.A. (or its successor) in effect at the time the note or obligation is deemed to have been issued. In case any additional shares of Common Stock shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation received by the Company as the Board of Directors of the Company shall determine to be attributable to such additional shares of Common Stock.





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
              (c) For the purposes of any computation under Section 2 hereof, the market price of the security in question on any day shall be valued as follows:

                     (i) If traded on a national securities exchange or the NASDAQ National Market ("NASDAQ/NM"), the value shall be deemed to be the average of the security's closing prices on such exchange or NASDAQ/NM over the thirty (30) day period ending three (3) business days prior to the applicable valuation date; and

                     (ii) If actively traded over the counter (other than NASDAQ/NM), the value shall be deemed to be the average of the security's closing bid prices over the thirty (30) day period ending three (3) business days prior to the applicable valuation date; and

                     (iii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

              The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i) or (ii) to reflect the fair market value thereof as determined in good faith by the Board of Directors. The Registered Holder of this Warrant shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 2, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging party, the cost of such appraisal to be borne solely by the challenging party.

              (d) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

              (e) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (b) of this Section 2A.

              (f) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.





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
              2B.    In case the Company shall at any time after the date
hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 2A and as provided below) less than $32.00, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Exercise Price for this Warrant (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Section 2A(2) hereof, provided that:

              (a) The aggregate maximum number of shares of Common Stock issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (f) of Section 2A hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

              (b) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (b) (and for the purposes of subsection (f) of Section 2A hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or





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
exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

              (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 2B, or in the price per share or ratio at which the securities referred to in subsection (b) of this Section 2B are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

              2C.    Reorganization, Reclassification, Consolidation, Merger or
Sale. Upon any reorganization, reclassification, consolidation, merger, liquidation, dissolution or sale of all or substantially all of the Company's assets to another Person, the Company shall take such action as it deems necessary to provide the Registered Holder upon the exercise thereof, and in lieu of or in addition to the Common Stock obtainable upon exercise of this Warrant, the kind and amount of stock, other securities or property that such Registered Holder would have received had such Registered Holder exercised this Warrant immediately prior to any reorganization, reclassification, consolidation, merger, liquidation, dissolution or sale of all or substantially all of the assets of the Company.

              2D.    Notices.  Upon any adjustment of the Exercise Price or the securities or property obtainable upon exercise of this Warrant, the Company will give written notice thereof to the Registered Holder.

              2E.    No adjustment of the Exercise Price shall be made as a
result of or in connection with (1) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, (2) the issuance or sale of shares of Common Stock upon the exercise of options granted pursuant to any of the Company's stock option plans in effect on the date hereof, whether or not options thereunder were outstanding on the date hereof; provided that the exercise price of any such options is not less than the fair market value of the Common Stock on the date of grant, or (3) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $0.10, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $0.10. In addition, Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

              Section 3. Definitions. The following terms have meanings set forth below:





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
              "Common Stock" means the Company's Common Stock, $0.01 par value per share.

              "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

              Section 4. No Voting Rights; Limitations of Liability. This Warrant will not entitle the Registered Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock , and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

              Section 5.  Transfer.

              5A.    Except as otherwise provided herein, this Warrant and all
options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by the Registered Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed. The Company shall deem and treat the Registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares of Common Stock not transferred.

              5B.    Anything in this Warrant to the contrary notwithstanding,
if, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant shall not be registered under the Securities Act of 1933, as amended (the "Act"), and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that (i) the Registered Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion of counsel is reasonably acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under the Act and under applicable state securities or blue sky laws, and (ii) the Registered Holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company. The first Registered Holder of this Warrant, by taking and holding the same, represents to the Company that such Registered Holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

              5C.    The terms of this warrant shall be binding upon the
permitted successors, transferees and assignees of Wes-Tex Drilling Company.





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              Section 6.  Warrant Exchangeable for Different Denominations.
This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly representing portions of the rights hereunder are referred to herein as the "Warrants."

              Section 7. Underlying Shares--Restricted Securities. The shares of Common Stock acquired upon exercise of this Warrant will be "restricted securities" as that term is defined in Rule 144 adopted by the Securities and Exchange Commission under the Act and therefore may not be sold or transferred in the absence of registration under the Act or an exemption under the Act and the applicable state securities or blue sky laws. Share certificates evidencing shares of Common Stock acquired upon exercise of this Warrant will be imprinted with a legend reading substantially as follows:

              The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities," as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective Registration Statement under the Act or an exemption therefrom, the availability of which is to be established to the satisfaction of the Company.

              Section 8. Underlying Shares--Registration Rights. The shares acquired upon exercise of this Warrant will be entitled to certain registration rights under the Registration Rights Agreement between the Company and Wes-Tex Drilling Company, dated of even date herewith.

              Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation upon surrender of such certificate, the Company will execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

              Section 10. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the





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
Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company.

              Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants.

              Section 12. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.
The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Texas.

              IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer under its corporate seal and to be dated the Date of Issuance hereof.


                                         PATTERSON ENERGY, INC.


                                         By:    /s/ Cloyce A. Talbott
                                            ------------------------------------
                                         Name:  Cloyce A. Talbott
                                              ----------------------------------
                                         Title: Chief Executive Officer
                                               ---------------------------------





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
                                    ANNEX I


                             PATTERSON ENERGY, INC.

                 EXERCISE AGREEMENT--INVESTMENT REPRESENTATIONS



To:    Patterson Energy, Inc.            Dated:
                                               ---------------------------------


              The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-_______________), hereby agrees to subscribe for the purchase of ______________ shares of the Common Stock ("Restricted Shares") of Patterson Energy, Inc. (the "Company") covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

              The undersigned is acquiring the Restricted Shares for his own account with the present intention of holding the Restricted Shares for purposes of investment, and he has no intention of selling any of the Restricted Shares in a public distribution in violation of federal securities laws or any applicable state securities laws and none of such Restricted Shares may be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the undersigned unless (a) a registration statement under the Securities Act of 1933, as amended (the "Act") covering the Restricted Shares has become effective so as to permit the sale or other disposition of such shares by the undersigned; or (b) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of the Restricted Shares by the undersigned may lawfully be made otherwise than pursuant to an effective registration statement under the Act.



                                         Signature:
                                                   -----------------------------

                                         Address:
                                                 -------------------------------


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
                                    ANNEX II


                             PATTERSON ENERGY, INC.

                                   ASSIGNMENT


              FOR VALUE RECEIVED,_______________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_______________) with respect to the number of shares of Common Stock of Patterson Energy, Inc. covered thereby set forth below, unto:

Names of Assignee ("Assignee")           Address                   No. of Shares
------------------------------           -------                   -------------










                                         Signature:
                                                   -----------------------------


                                         ---------------------------------------

                                         Witness:
                                                 -------------------------------




                            ACCEPTANCE OF ASSIGNMENT

              The undersigned, as Assignee, hereby agrees to be bound by the terms of the attached Warrant.


                                         Signature:
                                                   -----------------------------


                                         ---------------------------------------

                                         Witness:
                                                 -------------------------------